SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 25, 2007

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia (State of Incorporation)	1-10312 (Commission File Number)	58-1134883 (IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2267

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2007, upon the recommendation of the Board of Directors, the shareholders of Synovus Financial Corp. (“Synovus”) adopted the Synovus Financial Corp. 2007 Omnibus Plan (the “Plan”). The purpose of the Plan is to advance the interests of Synovus and its shareholders through awards that give employees and directors a personal stake in Synovus’ growth, development and future success. Awards under the Plan are designed to motivate employees and directors to devote their best interests to the business of Synovus. Awards will also help Synovus attract and retain the services of employees and directors who are in a position to make significant contributions to Synovus’ future success. Compensation paid pursuant to the Plan is intended, to the extent reasonable, to qualify for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated there under, as may be amended from time to time. A copy of the Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference. Copies of the forms of Restricted Stock Award Agreements and Stock Option Agreement to be used to evidence awards under the Plan are attached hereto as Exhibits 10.2, 10.3 and 10.4 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits

	Exhibit No.	Description

	10.1	Synovus Financial Corp. 2007 Omnibus Plan

	10.2	Form of Restricted Stock Award Agreement for restricted stock awards under the Synovus Financial Corp. 2007 Omnibus Plan

	10.3	Form of Performance-Based Restricted Stock Award Agreement for performance-based restricted stock awards under the Synovus Financial Corp. 2007 Omnibus Plan

	10.4	Form of Stock Option Agreement for stock option awards under the Synovus Financial Corp. 2007 Omnibus Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Synovus”)

Dated: April 25, 2007	By:/s/ Kathleen Moates Senior Deputy General Counsel Kathleen Moates

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